UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2026
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Suite 101, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Krispy Kreme, Inc. (the “Company”) on February 4, 2026 (the “Original Report”) to reflect the final terms of the separation of Theresa Zandhuis from the Company, which were approved by the Compensation, Nomination, and Governance Committee of the Company’s Board of Directors on March 31, 2026, and to file the executed separation agreement with Ms. Zandhuis. Except as set forth herein, the Original Report remains unchanged.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2026, the Company received notice from Theresa Zandhuis, Chief People Officer, of her decision to retire from all positions with the Company and its subsidiaries, effective on or around March 31, 2026. The Company wishes Ms. Zandhuis well in her retirement and thanks her for laying the groundwork for a thoughtful and orderly internal succession.
Ms. Zandhuis entered into an Agreement and General Release with a subsidiary of the Company on April 1, 2026 (the “Separation Agreement”). The Separation Agreement provides that, in consideration for Ms. Zandhuis’s service to the Company during the transition period between January 29, 2026 and March 31, 2026 (the “Separation Date”) and her agreement to be bound by customary restrictive covenants and a release of claims in favor of the Company, she is entitled to (i) 16 months of base salary, equal to $733,333.33, (ii) 12 months of COBRA coverage premiums, grossed up for taxes, equal to $49,575.31, and (iii) pro rata vesting through the Separation Date of certain of her outstanding equity awards, excluding the retention award granted on July 14, 2025, which will be forfeited. Ms. Zandhuis’s vested stock options, including those that will vest as described above, have an exercise price of $14.61 and will expire 90 days from the Separation Date.
The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Amendment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1†	Agreement and General Release, dated April 1, 2026, by and between Krispy Kreme Doughnut Corporation and Theresa Zandhuis
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: April 6, 2026

By:    /s/ Joshua Charlesworth

Name:	Joshua Charlesworth
Title:	Chief Executive Officer